Exhibit 23.18

CONSENT OF QUALIFIED PERSON

Frederik Reidel, in connection with Arcadium Lithium plc’s registration statement on Form S-4 and the proxy statement/prospectus included therein and any amendments or supplements and/or exhibits thereto (collectively, the “Registration Statement”), consents to:

1.
The filing and use of the technical report summary titled “SEC Technical Report Summary, Cauchari Lithium Brine Project” (the “Technical Report Summary”), with an effective date of June 30, 2023, as an exhibit to and referenced in the Registration Statement;

2.
The use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Registration Statement and the Technical Report Summary; and

3.
Any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by me, that I supervised the preparation of and/or that was or were reviewed and approved or certified to by me, that is or are included or incorporated by reference in the Registration Statement.

I am responsible for authoring, and this consent pertains to, “SEC Technical Report Summary, Cauchari Lithium Brine Project” (Technical Report Summary) the following sections of the Technical Report Summary:

1	Summary (co-author)
2	Introduction
3	Property Description and Location
4	Accessibility, Climate, Local Resources, Infrastructure and Physiography
5	History
6	Geological Setting and Mineralization
7	Exploration
8	Sample preparation
9	Verification
11	Mineral resources
12	Mineral reserves
13	Mining methods
20	Adjacent properties
22	Interpretation and conclusions (co-author)
23	Recommendations (co-author)
24	References (co-author)

I certify that I have read the descriptions and references to the Technical Report Summary in the Registration Statement and the documents incorporated by reference therein and that such descriptions and references fairly and accurately represent the information in the Technical Report Summary for which I am responsible.

Dated November 15, 2023

/s/ Frederik Reidel
Frederik Reidel